As filed with the Securities and Exchange Commission on May 6, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARATHON PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	539 South Main Street Findlay, Ohio 45840-3229 (419) 422-2121	27 -1284632
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Molly R. Benson
Chief Legal Officer and Corporate Secretary
539 South Main Street
Findlay, Ohio 45840-3229
(419) 422-2121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael J. Solecki
Ferrell M. Keel
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-3939
Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer from time to time:
•    senior debt securities;
•    subordinated debt securities;
•    common stock;
•    preferred stock;
•    warrants;
•    stock purchase contracts; and
•    stock purchase units.
We will provide specific terms of any offering in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as a separate series. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE,” under the symbol “MPC.”
If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.
Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2026.

About This Prospectus
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may offer, from time to time, in one or more offerings, any combination of the securities this prospectus describes.
This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations.
For further information, we refer you to the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Except as otherwise indicated, references in this prospectus to “Marathon Petroleum,” “MPC,” “we,” “us,” “our,” and the “Company” refer to Marathon Petroleum Corporation and its consolidated subsidiaries.

Where You Can Find More Information
MPC files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including MPC, file or furnish electronically with the SEC. The public can obtain any documents that MPC files or furnishes with the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are made available free of charge through the Investor Relations section of the Company’s website at www.marathonpetroleum.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website (other than the SEC filings expressly referred to below) is not incorporated by reference herein and does not form a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC.  Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.
Incorporation of Certain Information by Reference
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:
•    our Annual Report on Form 10-K for the year ended December 31, 2025 (filed with the SEC on February 26, 2026);
•    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (filed with the SEC on May 5, 2026);
•    our Current Reports on Form 8-K filed with the SEC on April 13, 2026 (only with respect to Item 1.01, Item 1.02, Item 2.03 and related Item 9.01) and May 1, 2026; and
•    the description of our capital stock contained in the registration statement on Form 10 filed with the SEC on January 25, 2011, as amended by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” until the offering of the securities covered by this prospectus is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:
Marathon Petroleum Corporation
539 South Main Street
Findlay, Ohio 45840-3229
Attention: Investor Relations
Telephone: (419) 421-2071

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any free writing prospectus that we may provide to you. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Disclosures Regarding Forward-Looking Statements
This prospectus, including the information we incorporate by reference, includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.
Forward-looking statements include, among other things, statements regarding:
•future financial and operating results;
•environmental, social and governance, which we refer to as “ESG,” plans and goals, including those related to greenhouse gas emissions and intensity, freshwater withdraw intensity, inclusion and ESG reporting;
•future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses;
•the success or timing of completion of ongoing or anticipated capital or maintenance projects;
•business strategies, growth opportunities and expected investments, including plans to improve commercial performance, lower costs and optimize our asset portfolio;
•consumer demand for refined products, natural gas, renewable diesel and other renewable fuels and natural gas liquids, such as ethane, propane, butanes and natural gasoline, which we refer to as “NGLs”;
•the timing, amount and form of any future capital return transactions, including dividends and share repurchases by MPC or distributions and unit repurchases by MPLX; and
•the anticipated effects of actions of third parties such as competitors, activist investors, federal, foreign, state or local regulatory authorities or plaintiffs in litigation.
Our forward-looking statements are not guarantees of future performance, and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:
•general economic, political or regulatory developments, including tariffs, inflation, interest rates, government shutdowns, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs or renewable diesel and other renewable fuels, or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act;
•the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, renewable diesel and other renewable fuels, NGLs and other feedstocks, including increased pricing volatility or supply disruptions due to the U.S.-Iran conflict and market reactions thereto;
•disruptions in credit markets or changes to credit ratings;
•the adequacy of capital resources and liquidity, including availability, timing and amounts of free cash flow necessary to execute business plans and to effect any share repurchases or to maintain or increase the dividend;
•the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows;
•the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewable diesel and other renewable fuels;

•volatility in or degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation, or rising interest rates;
•our ability to comply with federal and state environmental, economic, health and safety, energy and other policies and regulations and enforcement actions initiated thereunder;
•adverse market conditions or other risks affecting MPLX;
•refining industry overcapacity or under capacity;
•foreign imports and exports of crude oil, refined products, natural gas and NGLs;
•the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments;
•changes in producer customers’ drilling plans or in volumes of throughput of crude oil, natural gas, NGLs, refined products, other hydrocarbon-based products or renewable diesel and other renewable fuels;
•non-payment or non-performance by our customers;
•changes in the cost or availability of third-party vessels, pipelines, railcars and other means of transportation for crude oil, natural gas, NGLs, feedstocks, refined products and renewable diesel and other renewable fuels;
•the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;
•political and economic conditions in nations that consume refined products, natural gas, renewable diesel and other renewable fuels and NGLs, including the United States and Mexico, and in crude oil producing regions, including the Middle East, Russia, Africa, Canada and South America;
•actions taken by our competitors, including pricing adjustments, the expansion and retirement of refining capacity and the expansion and retirement of pipeline capacity, processing, fractionation and treating facilities in response to market conditions;
•completion of pipeline projects within the United States;
•changes in fuel and utility costs for our facilities;
•industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers;
•acts of war, terrorism or civil unrest that could impair our ability to produce refined products, receive feedstocks or to gather, process, fractionate or transport crude oil, natural gas, NGLs, refined products or renewable diesel and other renewable fuels;
•political pressure and influence of environmental groups and other stakeholders that are adverse to the production, gathering, refining, processing, fractionation, transportation and marketing of crude oil or other feedstocks, refined products, natural gas, NGLs, other hydrocarbon-based products or renewable diesel and other renewable fuels;
•labor and material shortages;
•the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned or recently completed acquisitions or other transactions, including the recently completed acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC;
•the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframe, if at all;
•the inability or failure of our joint venture partners to fund their share of operations and capital investments;
•the financing and distribution decisions of joint ventures we do not control;
•the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto;

•our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframe, if at all;
•the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors;
•personnel changes;
•the imposition of windfall profit taxes, maximum margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating in the energy industry in California or other jurisdictions;
•compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; and
•the other factors described under "Part I—Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K and subsequent filings made with the SEC and incorporated by reference in this prospectus.
We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

The Company
MPC has nearly 140 years of history in the energy business, and is a leading, integrated, downstream and midstream energy company. We operate one of the nation's largest refining systems with approximately 3.0 million barrels per day of crude oil refining capacity and believe we are one of the largest wholesale suppliers of gasoline and distillates to resellers in the United States. We distribute our refined products through one of the largest terminal operations in the United States and one of the largest private domestic fleets of inland petroleum product barges. Our integrated midstream energy asset network links producers of natural gas and NGLs from some of the largest supply basins in the United States to domestic and international markets. In addition, we are one of the largest producers and marketers of renewable diesel in the United States.
Our operations consist of three reportable operating segments: Refining & Marketing, Midstream and Renewable Diesel. Each of these segments is organized and managed based upon the nature of the products and services it offers.
•Refining & Marketing – refines crude oil and other feedstocks at our refineries in the Gulf Coast, Mid-Continent and West Coast regions of the United States, purchases refined products and ethanol for resale and distributes refined products through transportation, storage, distribution and marketing services provided largely by our Midstream segment. We sell refined products to wholesale marketing customers domestically and internationally, to buyers on the spot market, to independent entrepreneurs who operate primarily Marathon® branded outlets and through long-term supply contracts with direct dealers who operate locations mainly under the ARCO® brand.
•Midstream – gathers, transports, stores, and distributes crude oil, refined products, including renewable diesel, and other hydrocarbon-based products principally for the Refining & Marketing segment via refining logistics assets, pipelines, terminals, towboats and barges; gathers, treats, processes and transports natural gas; and transports, fractionates, stores and markets NGLs. The Midstream segment primarily reflects the results of MPLX LP, which we refer to as “MPLX”. MPLX is a diversified, large-cap master limited partnership formed in 2012 that owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. As of December 31, 2025, we owned the general partner of MPLX and approximately 64 percent of the outstanding MPLX common units.
•Renewable Diesel – processes renewable feedstocks into renewable diesel, markets renewable diesel and distributes renewable diesel through our Midstream segment and third parties. We sell renewable diesel to wholesale marketing customers, to buyers on the spot market and through long-term supply contracts with direct dealers who operate locations mainly under the ARCO® brand.
MPC’s principal executive offices are located at 539 South Main Street, Findlay, Ohio 45840-3229, and its telephone number at that location is (419) 422-2121.

Risk Factors
An investment in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider any specific risks set forth in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of securities, before making an investment decision, including those risks identified under “Part I—Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings made with the SEC and incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified or known may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Use of Proceeds
Unless we inform you otherwise in a prospectus supplement, the net proceeds from sales of securities will be used for general corporate purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements, capital expenditures, repurchases and redemptions of securities and loans to and other investments in affiliates, including MPLX. If net proceeds from a specific offering are intended to be used for the repayment of indebtedness, the applicable prospectus supplement will describe the relevant terms of the indebtedness to be repaid. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or other investments.

General Description of Securities That We May Sell
We may offer and sell, at any time and from time to time:
•    our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;
•    shares of our common stock;
•    shares of our preferred stock;
•    warrants to purchase any of the other securities that may be sold under this prospectus;
•    stock purchase contracts; and
•    stock purchase units.
The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus.
The “Description of Debt Securities,” “Description of Capital Stock,” “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units” sections that follow provide general descriptions of the securities that may be offered by this prospectus. These general descriptions are not meant to be complete descriptions of the securities. The prospectus supplement will contain the material terms and conditions of the securities offered by such prospectus supplement.

Description of Debt Securities
Unless we inform you otherwise in a prospectus supplement, the debt securities this prospectus covers will be MPC’s general unsecured obligations. The debt securities may be either senior debt securities or subordinated debt securities. MPC will issue senior debt securities under an indenture, which we refer to in this description as the “senior indenture,” dated as of February 1, 2011, as supplemented, between MPC and The Bank of New York Mellon Trust Company, N.A., as trustee. MPC will issue subordinated debt securities under a subordinated indenture, which we refer to in this description as the “subordinated indenture,” to be entered into between MPC and The Bank of New York Mellon Trust Company, N.A., as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”
We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have previously filed the senior indenture and the form of subordinated indenture with the SEC and each of the indentures has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption “—Subordinated Debt Securities.” If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to “MPC,” “we,” “our,” “us” or the “Company” mean Marathon Petroleum Corporation only, and not any of its subsidiaries, unless we state otherwise or the context clearly indicates otherwise.
General
The senior debt securities will constitute senior debt of MPC and will rank equally with all its unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all other debt of MPC, unless such debt expressly provides that it is not pari passu with or superior in right of payment to the subordinated debt securities. Neither indenture limits the amount of debt we may issue under the indenture or limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.
MPC derives substantially all its operating income from, and holds substantially all its assets through, its subsidiaries. As a result, MPC will depend on distributions of cash flow and earnings of its subsidiaries in order to meet its payment obligations under any debt securities it offers under this prospectus and its other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on MPC’s debt securities or to provide MPC with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to MPC and they could agree to contractual restrictions on their ability to make distributions.
MPC’s right to receive any assets of any subsidiary, and therefore the right of the holders of MPC’s debt securities to participate in the distribution of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if MPC is a creditor of any subsidiary, MPC’s rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by MPC.
We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.
We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Terms

The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:
•    the title of the debt securities;
•    any limit on the aggregate principal amount of the debt securities;
•    the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;
•    the date or dates on which the principal of and any premium on the debt securities will be payable;
•    the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;
•    the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;
•    the place or places where payments on the debt securities will be payable;
•    the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;
•    any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;
•    the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;
•    any commodities, currencies or indices, values, rates or prices or any other index or formula used to determine the amount of payment of principal of or any premium or interest on the debt securities;
•    if other than dollars, the currency, currencies or currency units, or other form of payment of principal of or any premium or interest on the debt securities;
•    if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the periods within which and the terms and conditions on which that election is to be made and the amount so payable (or the manner in which such amount shall be determined);
•    if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;
•    if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;
•    any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of MPC or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;
•    the applicability of the defeasance provisions described below under “—Satisfaction and Discharge; Defeasance under the Senior Indenture,” and any conditions under which those provisions will apply;
•    if the debt securities will be issuable only in the form of a global security as described below under “—Book-entry Debt Securities,” the depositary for the debt securities;
•    any changes in or additions to the events of default or covenants this prospectus describes;
•    the payment of any additional amounts with respect to the debt securities;
•    any amendments to the restrictions with respect to the transfer or exchange of the debt securities; and
•    any other material terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
The applicable prospectus supplement relating to any debt securities we offer will include a discussion of certain material U.S. federal income tax consequences relating to ownership of the debt securities, including, if applicable, any material U.S. federal income tax consequences applicable to any debt securities issued or deemed to be issued at a discount or applicable to any debt securities that are denominated in a foreign currency or unit.
Restrictive Covenants Under the Senior Indenture
The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.
Creation of Certain Liens
If MPC or any subsidiary of MPC mortgages or encumbers as security for money borrowed any property capable of refining crude oil which (1) is located in the United States and (2) is determined to be a principal property by MPC’s board of directors in its discretion, MPC will, or will cause such subsidiary to, secure each series of senior debt securities issued under the senior indenture equally and ratably with all indebtedness or obligations secured by the mortgage then being given.
This covenant will not apply in the case of any mortgage:
•    existing on the date of the senior indenture;
•    incurred in connection with the acquisition or construction of any property;
•    previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;
•    in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality thereof, to secure partial, progress, advance or other payments to us under the provisions of any contract or statute;
•    in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality thereof, to secure borrowings by MPC or any subsidiary of MPC for the purchase or construction of the property mortgaged;
•    to secure all or any part of the cost of the repair, construction, improvement or alteration of a principal property;
•    on any pipeline, pipeline storage or terminal facility, other pipeline facility, any movable railway, marine or automotive equipment, office building, storage tank, or warehouse facility, any of which is located at or on any such principal property;
•    on any equipment or other personal property used in connection with any such principal property;
•    arising in connection with the sale of accounts receivable resulting from the sale of refined products or inventory; or
•    that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.
Notwithstanding the foregoing restriction, MPC may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such mortgage or lien is granted, exceed 15% of our “Consolidated Net Tangible Assets,” which the senior indenture defines to mean the aggregate value of all assets of MPC and its subsidiaries after deducting:
•    all current liabilities, excluding all long-term debt due within one year;
•    all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and
•    all goodwill, patents and trademarks, unamortized debt discounts and other similar intangibles;
all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

As of the date of this prospectus, neither MPC nor any subsidiary of MPC has any property that MPC's board of directors has determined to be a principal property.
Limitations on Certain Sale and Leaseback Transactions
MPC and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:
•    the lease is an intercompany lease between MPC and one of its subsidiaries or between any of its subsidiaries;
•    the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;
•    MPC or a subsidiary of MPC could mortgage the property without equally and ratably securing the senior debt securities issued under the senior indenture in accordance with the covenant described above under the caption “—Creation of Certain Liens”; or
•    MPC promptly informs the trustee of the sale, the net proceeds of the sale are at least equal to the fair value (as determined by a board resolution) of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of MPC's or a subsidiary of MPC's funded debt (subject to reduction, under circumstances the senior indenture specifies).
As of the date of this prospectus, neither MPC nor any subsidiary of MPC has any property that MPC’s board of directors has determined to be a principal property.
Merger, Consolidation and Sale of Assets
The senior indenture provides that MPC may not merge or consolidate with any other entity or sell or convey all or substantially all its assets except as follows:
•    MPC is the continuing entity or the successor entity (if other than MPC) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes the obligations of MPC under the senior indenture and the outstanding senior debt securities; and
•    immediately after the merger, consolidation, sale or conveyance, MPC or the successor entity (if other than MPC) shall not be in default in the performance of any covenants or conditions under the senior indenture and no event of default under the senior indenture shall have occurred and be continuing.
On the assumption by the successor of the obligations under the senior indenture, the successor will be substituted for MPC, and MPC will be relieved of any further obligation under the senior indenture and the senior debt securities.
The senior indenture defines “substantially all of its assets” as a portion of the non-current assets reflected in MPC’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66 2/3% of the total reported value of such assets.
Events of Default Under the Senior Indenture
The senior indenture defines an event of default with respect to the senior debt securities of any series as being any one of the following events:
•    MPC’s failure to pay interest on any senior debt security of that series when due, continuing for 30 days;
•    MPC’s failure to pay the principal of or premium on any senior debt security of that series at maturity;
•    MPC’s failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;
•    MPC’s failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of “event of default” for a period of 90 days after written notice to MPC of that failure;
•    specified events of bankruptcy, insolvency or reorganization of MPC; or

•    any other event of default provided with respect to the senior debt securities of that series.
The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” In the case of any default of the character described above in the fourth bullet point of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.
MPC is required annually to deliver to the trustee a statement signed by the principal executive officer, principal financial officer or principal accounting officer of MPC stating whether or not the signers have any knowledge of any default by MPC in its performance and observance of any terms, provisions and conditions of the senior indenture and, if MPC is in such default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of MPC) shall occur and be continuing with respect to any series of senior debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the senior debt securities of that particular series then outstanding may declare the principal amount of those debt securities (or in the case of any senior debt securities MPC issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable immediately, by a notice in writing to MPC (and to the trustee if given by holders). If an event of default relating to any event of bankruptcy, insolvency or reorganization of MPC occurs, the principal amount of all the senior debt securities then outstanding (or, in the case of any senior debt securities MPC issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.
Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:
•    in the payment of principal of or any premium or interest on any senior debt security of that series; or
•    respecting a covenant or provision that cannot be modified without the consent of the holder of each outstanding senior debt security of that series.
Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default. In addition, once a default or event of default is cured, it ceases to exist.
A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:
•    the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;
•    the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;
•    the holders making the request have offered the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with the request;
•    the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and
•    during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.
Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their senior debt securities on or after its due date. It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture
MPC and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:
•    to evidence the succession of another person to MPC;
•    to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on MPC by the senior indenture;
•    to add additional events of default for the benefit of holders of all or any series of senior debt securities;
•    to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;
•    to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;
•    to secure the senior debt securities under the requirements of the senior indenture or to otherwise provide any security for, or add any guarantees of or additional obligors on, the senior debt securities of any series;
•    to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;
•    to supplement the senior indenture as necessary to permit or facilitate the defeasance and discharge of a particular series of senior debt securities under conditions the senior indenture specifies;
•    to evidence the appointment of a successor trustee and to add to or change any of the provisions of the senior indenture as are necessary to provide for or facilitate the administration of the trusts under the senior indenture; or
•    to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.
MPC and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:
•    change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, impair the right of any holder to institute suit for the enforcement of any such payment on or after the maturity thereof, or adversely affect any right of the holder of any senior debt security to require MPC to repurchase that senior debt security;
•    reduce the percentage in principal amount of senior debt securities required for consent to any supplemental indenture or any waiver of compliance with certain provisions of the senior indenture or defaults thereunder and their consequences; or
•    make certain modifications to the provisions for modification of the senior indenture and for certain waivers, except to increase the principal amount of any senior debt securities or to provide that certain other provisions of the senior indenture cannot be modified or waived without the consent of the holder of each outstanding senior debt security affected thereby.
Satisfaction and Discharge; Defeasance Under the Senior Indenture
Under certain circumstances, we will be deemed to have discharged the entire indebtedness on all of an outstanding series of senior debt securities. The senior indenture will be satisfied and discharged with respect to a particular series of senior debt securities if:
•    MPC delivers to the trustee all senior debt securities of that series then outstanding for cancellation; or
•    all senior debt securities of that series have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and MPC deposits an amount of cash or government obligations sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.
In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:
•    we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”); or
•    we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive (“covenant defeasance”).
If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:
•    register the transfer or exchange of senior debt securities;
•    replace mutilated, destroyed, lost or stolen senior debt securities; and
•    maintain paying agencies and hold moneys for payment in trust.
As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel stating that the holders of the senior debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the action and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such action had not occurred. In the case of legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law to that effect.
Subordinated Debt Securities
Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

Subordination
Subordinated debt securities will be subordinate, in right of payment, to all “senior debt,” which the subordinated indenture defines to mean, with respect to MPC, the principal of and premium, if any, and interest on:
•    all indebtedness of MPC, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, including, without limitation, all indebtedness which is (a) for money borrowed or (b) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;
•    any indebtedness of others of the kinds described in the preceding clause for the payment of which MPC is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and
•    amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not pari passu or superior in right of payment to the subordinated debt securities of any series.
Restrictive Covenants Under the Subordinated Indenture
Unless we inform you otherwise in a prospectus supplement, the covenants described above under “—Restrictive Covenants Under the Senior Indenture” will not apply to the subordinated debt securities under the subordinated indenture.
Defeasance of Subordinated Debt Securities

The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see “—Satisfaction and Discharge; Defeasance Under the Senior Indenture”). On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

Governing Law
New York law will govern the indentures and the debt securities.
The Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture and will be the trustee under the subordinated indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates may perform certain commercial banking services for us and certain of our affiliates from time to time for which they will receive customary fees. In addition, The Bank of New York Mellon Trust Company, N.A. serves as the trustee with respect to numerous other series of notes issued pursuant to an indenture between it and MPLX.
If an event of default occurs under an indenture and is continuing, the trustee under the senior indenture must exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in their exercise, as a prudent person would in the conduct of his or her own affairs. Subject to the provisions of the senior indenture, the trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it.
Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If, after the occurrence of a default under the indenture, it acquires any conflicting interest within the meaning of the Trust Indenture Act, however, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period. In addition, we may engage additional or substitute trustees with respect to particular series of our debt securities. Further information regarding the trustee for senior debt securities may be provided in an applicable prospectus supplement.

Exchange, Registration and Transfer
Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of those securities. We or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:
•    during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or
•    if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.
Book-entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Capital Stock
Our authorized capital stock consists of 2,000,000,000 shares of common stock and 30,000,000 shares of preferred stock, issuable in series. Each authorized share of common stock and preferred stock has a par value of $0.01.
In the text that follows, we have summarized the material provisions of our restated certificate of incorporation and amended and restated bylaws relating to our capital stock. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws. You should read the provisions of the restated certificate of incorporation and amended and restated bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Common Stock
Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting our company.
Holders of our common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on our common stock will be paid at the discretion of our board of directors after taking into account various factors, including:
•    our financial condition and performance;
•    our cash needs and capital investment plans;
•    industry conditions;
•    our obligations to holders of any preferred stock we may issue;
•    income tax consequences; and
•    the restrictions Delaware and other applicable laws then impose.
In addition, the terms of the loan agreements, indentures and other agreements we may enter into from time to time may contain covenants or other provisions that could limit our ability to pay, or otherwise restrict the payment of, cash dividends.
If we liquidate or dissolve our business, the holders of our common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.
The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All outstanding shares of our common stock are fully paid and nonassessable. Any shares of our common stock we may offer and sell under this prospectus will also be fully paid and nonassessable.
Our common stock is listed on the NYSE under the symbol “MPC.”
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Preferred Stock
At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable. The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms may include some or all of the following:
•    the series designation of the preferred stock;
•    the maximum number of shares of the series;
•    the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;
•    any liquidation preference;
•    any optional redemption provisions;
•    any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;
•    any terms for the conversion or exchange of the preferred stock for any other securities;
•    any voting rights; and
•    any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
The applicable prospectus supplement relating to any preferred stock will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the preferred stock.
The registration statement of which this prospectus forms a part will incorporate by reference the applicable certificate of designations for any preferred stock we offer and sell under this prospectus. You should read the applicable certificate of designations for provisions that may be important to you.
The existence of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of its management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.
Restrictions on Stock Ownership by Non-U.S. Citizens
We are subject to a variety of U.S. federal statutes and regulations, including the Shipping Act of 1916, as amended, and the Merchant Marine Act of 1920, as amended, that govern the ownership and operation of vessels used to carry cargo between U.S. ports, which we refer to collectively as the “Maritime Laws.”
To ensure that ownership by non-U.S. citizens of our stock will not exceed the 25% maximum permitted by the Maritime Laws, our restated certificate of incorporation limits the aggregate percentage ownership by non-U.S. citizens of our stock to 23% of the outstanding shares. We may prohibit transfers that would cause ownership of our stock by non-U.S. citizens to exceed 23%. Our restated certificate of incorporation authorizes us to effect any and all measures necessary or desirable to monitor and limit foreign ownership of our stock.
If, despite such measures, the number of shares of our stock that are owned by non-U.S. citizens exceeds 23%, we may suspend the voting, dividend and other distribution rights of the shares owned by non-U.S. citizens in excess of 23%. The determination of which shares will be deemed in excess of the 23% limitation will be made by reference to the dates the shares were acquired by non-U.S. citizens. Our determination of which shares are deemed to be in excess will be conclusive. We will have the power but are under no obligation to redeem any such excess shares at a redemption price per share equal to the fair market value of the shares on the date it calls for redemption plus any dividend or other distribution declared with respect to such shares prior to the date we call for redemption and remaining unpaid.

Restrictions on Citizenship of Directors, Chairman and Chief Executive Officer
Our restated certificate of incorporation also limits the number of our directors that are non-U.S. citizens to no more than the minority necessary to constitute a quorum of directors for a meeting and requires the chairman of our board of directors and our chief executive officer to be U.S. Citizens.
Limitation on Directors’ and Officers' Liability
Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our restated certificate of incorporation limits the liability of the members of our board of directors by providing that no director or officer (the term "officer" has the same meaning set forth in Section 102(b)(7) of the DGCL) will be personally liable to us or our stockholders for monetary damages for any breach of the director’s or officer's fiduciary duty as a director or officer, except for liability:
•    for any breach of the director’s or officer's duty of loyalty to us or our stockholders;
•    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•    for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”;
•    for any transaction from which the director or officer derived an improper personal benefit; or
•    for officers, in any action by or in the right of the Corporation.
This provision could have the effect of reducing the likelihood of derivative litigation against our directors and officers and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Statutory Business Combination Provision
As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date that person became an interested stockholder unless:
•    before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;
•    on completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•    following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.
Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.
Anti-Takeover Effects of Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws
Some of the provisions of our restated certificate of incorporation and amended and restated bylaws discussed below may have the effect, either alone or in combination with the provisions of our restated certificate of incorporation discussed above and Section 203 of the DGCL, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest.
Our restated certificate of incorporation provides that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our amended and restated bylaws provide that a special meeting of our stockholders may only be called by (i) the chairman of our board of directors, (ii) the chief executive officer, (iii) the majority of our board of directors or (iv) the board of directors upon the written request of stockholders owning at least 25%, in the aggregate, of the voting power of the voting stock, subject to the requirements of Section 1.2(b) of our amended and restated bylaws.
Our restated certificate of incorporation provides for a classified board of directors. Except for directors that our preferred stockholders may elect, our board of directors is divided into three classes, with the directors of each class as nearly equal in number as possible. At each annual meeting of our stockholders, the term of a different class of our directors will expire. As a result, under our restated certificate of incorporation, as currently in effect, our stockholders elect approximately one-third of our board of directors each year. Board classification could, however, prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date that party obtains that control. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Our restated certificate of incorporation provides that the number of directors will be fixed exclusively by, and may be increased or decreased exclusively by, our board of directors from time to time, but will not be less than three nor more than fifteen. Our restated certificate of incorporation provides that directors may be removed only by the Delaware Chancery Court under Section 225(c) of the DGCL or for cause (as such term is defined in our restated certificate of incorporation) as determined by a vote of at least 80% of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred. These provisions will prevent our stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.
Our amended and restated bylaws contain advance-notice and other procedural requirements that provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice. Our amended certificate of incorporation and amended and restated bylaws also confer on our board of directors the power to adopt, amend or repeal our amended and restated bylaws with the affirmative vote of a majority of the directors then in office.
Our amended and restated bylaws provide that a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of common stock representing an aggregate of at least 3% of the Company’s outstanding shares of common stock, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Company’s board of directors, provided that the stockholder(s) and nominee(s) satisfy the requirements in our amended and restated bylaws.
Our restated certificate of incorporation provides that a vote of at least 80% of the voting power of our outstanding voting stock at any regular or special meeting of the stockholders is required to adopt, amend or repeal certain provisions of our restated certificate of incorporation.
Our restated certificate of incorporation provides that, unless MPC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of MPC; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of MPC to MPC or the stockholders; (iii)  any action asserting a claim against MPC arising pursuant to any provision of the DGCL, our certificate of incorporation, any preferred stock designation or our amended and restated bylaws; or (iv) any other action asserting a claim that is governed by or subject to the internal affairs doctrine for choice of law purposes. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in such action as agent for such stockholder. The forum selection provision does not apply to any claims, actions or proceedings arising under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” or the Exchange Act. The federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the provisions of our restated certificate of incorporation and amended and restated bylaws, including the exclusive forum provisions in our restated certificate of incorporation.
As discussed above under “—Preferred Stock,” our restated certificate of incorporation authorizes our board of directors, without the approval of our stockholders, to provide for the issuance of all or any shares of our preferred stock in one or more series and to determine the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series. The issuance of shares of our preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of our common stockholders.

Description of Warrants
MPC may issue warrants to purchase debt securities, common stock, preferred stock or other securities. MPC may issue warrants independently or together with other securities. Warrants issued with other securities may be attached to or separate from those other securities. If MPC issues warrants, it will do so under one or more warrant agreements between MPC and a warrant agent that we will name in the prospectus supplement.
If MPC offers any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.
General
The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•    the title of the warrants;
•    the aggregate number of warrants offered;
•    the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;
•    the exercise price of the warrants;
•    the dates or periods during which the warrants are exercisable;
•    the designation and terms of any securities with which the warrants are issued;
•    if the warrants are issued with another security, the date on and after which the warrants and the other security will be separately transferable;
•    if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•    any minimum or maximum amount of warrants that may be exercised at any one time;
•    any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•    any other terms of the warrants.
Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.
The applicable prospectus supplement relating to any warrants will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the warrants.
Modifications
MPC may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.
MPC may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may shorten the period of time during which the warrants may be exercised or otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights
The warrant agent will act solely as MPC’s agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants. The warrant agent will not have any duty or responsibility if MPC defaults under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as “stock purchase units,” consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Plan of Distribution
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through any combination of these methods.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We will include in the prospectus supplement the names of the principal underwriters and the amounts underwritten.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Each series of offered securities will be a new issue, and, other than our common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

Legal Matters
Jones Day will pass upon the validity of the securities being offered hereby. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters or agents participating in such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting as of December 31, 2025, due to the exclusion of Northwind Delaware Holdings LLC because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by MPC in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	*
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Fees and expenses of trustee and counsel	**
Rating agency fees	**
Miscellaneous	**
Total	**
*    Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time; any such fees will be paid at the time of any particular offering of securities under this registration statement.
**    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that MPC anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
General Corporation Law of the State of Delaware
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or certain officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director or officer derived an improper personal benefit.

Certificate of Incorporation and Amended and restated bylaws
Article Ten of our restated certificate of incorporation states that:
No Director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable; provided, however, that the foregoing provision will not eliminate or limit the liability of (a) a Director or officer for any breach of that Director’s or officer's duty of loyalty to the Corporation or its stockholders, (b) a Director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a Director pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, (d) a Director or officer for any transactions from which that Director or officer derived an improper personal benefit, or (e) an officer in any action by or in right of the Corporation. If the DGCL is amended or modified after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer, in addition to the limitation on personal liability provided in this Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director or officer arising out of or related to any event, act or omission that occurred prior to such repeal or modification. Solely for purposes of this Article TEN, "officer" shall have the meaning provided in Section 102(b)(7) of the DGCL as currently in effect and as it may be hereafter amended.
In addition, our amended and restated bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, manager, partner, member, member representative or other designated legal representative of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our amended and restated bylaws also provide that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our amended and restated bylaws provide that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our restated certificate of incorporation, amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Our amended and restated bylaws also permit us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We maintain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Item 16. Exhibits.*

Exhibit No.	Description of Exhibit
3.1
Restated Certificate of Incorporation of Marathon Petroleum Corporation, dated April 24, 2024 (Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 26, 2024 (file no. 001-35054)) **

3.2	Amended and Restated Bylaws of Marathon Petroleum Corporation, dated October 27, 2021 (Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 2, 2021 (file no. 001-35054)) **
4.1
Indenture dated as of February 1, 2011 between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee for Senior Debt Securities (Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on March 29, 2011 (file no. 001-35054)) **

4.2	First Supplemental Indenture, dated as of September 5, 2014, between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee for Senior Debt Securities (Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 3, 2014 (file no. 001-35054)) **
4.3
Second Supplemental Indenture, dated as of December 14, 2015, between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee for Senior Debt Securities (Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 14, 2015 (file no. 001-35054)) **

4.4
Sixth Supplemental Indenture, dated as of October 2, 2018, between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on October 5, 2018 (File No. 001-35054)) **

4.5
Seventh Supplemental Indenture, dated as of October 2, 2018, between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on October 5, 2018 (File No. 001-35054)) **

4.6
Eighth Supplemental Indenture, dated as of October 2, 2018, between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (Exhibit 4.6 to the Registrant’s Current Report on Form 8-K filed on October 5, 2018 (File No. 001-35054)) **

4.7
Tenth Supplemental Indenture, dated as of February 10, 2025, between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 10, 2025 (File No. 001-35054)) **

4.8	Form of Subordinated Indenture between Marathon Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on June 30, 2014 (Registration No. 333-197128)) **
5.1	Opinion of Jones Day
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney of Directors and Officers of Marathon Petroleum Corporation
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for Indenture dated as of February 1, 2011.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Form of the Subordinated Indenture.
107	Filing Fee Table.

*    MPC will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or stock purchase contracts, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to MPC as to certain tax matters relative to the securities offered hereby.
**    Incorporated by reference to the filing indicated.

Item 17. Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    [Reserved]
(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Marathon Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on May 6, 2026.

MARATHON PETROLEUM CORPORATION

By:	/s/ Maria A. Khoury
Maria A. Khoury
Executive Vice President and Chief Financial Officer
(principal financial officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 6, 2026.

/s/ Maryann T. Mannen	/s/ Maria A. Khoury
Maryann T. Mannen Chairman of the Board, President and Chief Executive Officer (principal executive officer)	Maria A. Khoury Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Erin M. Brzezinski	*
Erin M. Brzezinski Vice President and Controller (principal accounting officer)	Abdulaziz F. Alkhayyal Director

*	*
Evan Bayh Director	Jeffrey C. Campbell Director

*	*
Jonathan Z. Cohen Director	Kimberly N. Ellison-Taylor Director

*	*
Eileen P. Paterson Director	Kim K.W. Rucker Director

*	*
Frank M. Semple Director	J. Michael Stice Director

*
John P. Surma Director

*    The undersigned, by signing her name hereto, does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Maria A. Khoury	May 6, 2026
Maria A. Khoury
Attorney-in-Fact